Exhibit 99.01

Valero Energy Reports First Quarter 2023 Results

•Reported net income attributable to Valero stockholders of $3.1 billion, or $8.29 per share
•Reported adjusted net income attributable to Valero stockholders of $3.1 billion, or $8.27 per share
•Reduced debt by $199 million
•Returned over $1.8 billion to stockholders through dividends and stock buybacks and declared a regular quarterly cash dividend on common stock of $1.02 per share
•Completed the Port Arthur Coker project in March and successfully commenced operations in April
•Valero’s Diamond Green Diesel (DGD) joint venture approved a Sustainable Aviation Fuel (SAF) project at the DGD Port Arthur plant

SAN ANTONIO, April 27, 2023 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income attributable to Valero stockholders of $3.1 billion, or $8.29 per share, for the first quarter of 2023, compared to $905 million, or $2.21 per share, for the first quarter of 2022. Excluding the adjustments shown in the accompanying earnings release tables, adjusted net income attributable to Valero stockholders was $3.1 billion, or $8.27 per share, for the first quarter of 2023, compared to $944 million, or $2.31 per share, for the first quarter of 2022.

Refining
The Refining segment reported operating income of $4.1 billion for the first quarter of 2023, compared to $1.5 billion for the first quarter of 2022. Refining throughput volumes averaged 2.9 million barrels per day in the first quarter of 2023.

“Our refineries operated at a 93 percent capacity utilization rate in the first quarter, despite planned maintenance at several of our facilities, illustrating the benefits from our long-standing commitment to operational excellence,” said Joe Gorder, Valero’s Chairman and Chief Executive Officer.

Renewable Diesel
The Renewable Diesel segment, which consists of the DGD joint venture, reported $205 million of operating income for the first quarter of 2023, compared to $149 million for the first quarter of 2022. Segment sales volumes averaged 3.0 million gallons per day in the first quarter of 2023, which was 1.3 million gallons per day higher than the first quarter of 2022. The higher sales volumes were due to the impact of additional volumes from the startup of the DGD Port Arthur plant in the fourth quarter of 2022.

Ethanol
The Ethanol segment reported $39 million of operating income for the first quarter of 2023, compared to $1 million for the first quarter of 2022. Ethanol production volumes averaged 4.2 million gallons per day in the first quarter of 2023, which was 138 thousand gallons per day higher than the first quarter of 2022.

Corporate and Other
General and administrative expenses were $244 million in the first quarter of 2023, compared to $205 million in the first quarter of 2022. The effective tax rate for the first quarter of 2023 was 22 percent.

Investing and Financing Activities
Net cash provided by operating activities was $3.2 billion in the first quarter of 2023. Included in this amount was a $534 million unfavorable change in working capital and $123 million of net cash provided by operating activities associated with the other joint venture member’s share of DGD, excluding changes in DGD’s working capital. Excluding these items, adjusted net cash provided by operating activities was $3.6 billion in the first quarter of 2023.

Capital investments totaled $524 million in the first quarter of 2023, of which $341 million was for sustaining the business, including costs for turnarounds, catalysts and regulatory compliance. Excluding capital investments attributable to the other joint venture member’s share of DGD, capital investments attributable to Valero were $467 million.

Valero returned over $1.8 billion to stockholders in the first quarter of 2023, of which $379 million was paid as dividends and $1.5 billion was for the purchase of approximately 11.0 million shares of common stock, resulting in a payout ratio of 52 percent of adjusted net cash provided by operating activities.

Valero continues to target an annual payout ratio between 40 and 50 percent of adjusted net cash provided by operating activities. Valero defines payout ratio as the sum of dividends and stock buybacks divided by net cash provided by operating activities adjusted for changes in working capital and DGD’s net cash provided by operating activities, excluding changes in its working capital, attributable to the other joint venture member’s share of DGD.

On January 31, Valero announced an increase of its quarterly cash dividend on common stock from $0.98 per share to $1.02 per share.

Liquidity and Financial Position
Valero further reduced its debt by $199 million, ending the first quarter of 2023 with $9.0 billion of total debt, $2.4 billion of finance lease obligations and $5.5 billion of cash and cash equivalents. The debt to capitalization ratio, net of cash and cash equivalents, was 18 percent as of March 31, 2023.

Strategic Update
The Port Arthur Coker project was completed in March and successfully commenced operations in April. The project is expected to increase Port Arthur refinery’s throughput capacity and enhance its ability to process incremental volumes of sour crude oils and residual feedstocks, while also improving turnaround efficiency.

In January, Valero’s DGD joint venture approved a SAF project at the DGD Port Arthur plant, which will give the plant the ability to upgrade approximately 50 percent of its current 470 million gallon annual renewable diesel production capacity to SAF. The project is expected to be completed in 2025 and is estimated to cost $315 million, with half of that attributable to Valero. With the completion of this project, DGD is expected to be one of the largest manufacturers of SAF in the world.

BlackRock and Navigator’s carbon sequestration project is progressing and they are expecting to begin startup activities in late 2024. Valero expects to be the anchor shipper with eight of its ethanol plants connected to this system, which should allow it to produce a lower carbon intensity ethanol product and significantly improve the margin profile and competitive positioning of its ethanol business.

“Our team continues to successfully execute a strategy that enables us to meet the challenge of supplying the world’s need for reliable and affordable energy in an environmentally responsible manner,” said Gorder. “The tenets of our strategy – pursuing excellence in operations, deploying capital with an uncompromising focus on returns, and honoring our commitment to stockholders – have been in place for nearly a decade and continue to position us well for the future.”

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries (collectively, “Valero”), is a multinational manufacturer and marketer of petroleum-based and low-carbon liquid transportation fuels and petrochemical products, and it sells its products primarily in the United States (“U.S.”), Canada, the United Kingdom (“U.K.”), Ireland and Latin America. Valero owns 15 petroleum refineries located in the U.S., Canada and the U.K. with a combined throughput capacity of approximately 3.2 million barrels per day. Valero is a joint venture member in Diamond Green Diesel Holdings LLC, which owns two renewable diesel plants located in the U.S. Gulf Coast region with a combined production capacity of approximately 1.2 billion gallons per year, and Valero owns 12 ethanol plants located in the U.S. Mid-Continent region with a combined production capacity of approximately 1.6 billion gallons per year. Valero manages its operations through its Refining, Renewable Diesel, and Ethanol segments. Please visit investorvalero.com for more information.

Valero Contacts
Investors:
Homer Bhullar, Vice President – Investor Relations and Finance, 210-345-1982
Eric Herbort, Director – Investor Relations, 210-345-3331
Gautam Srivastava, Senior Manager – Investor Relations, 210-345-3992

Media:
Lillian Riojas, Executive Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release and the accompanying earnings release tables, or made during the conference call, that state Valero’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “target,” “will,” “plans,” “forecast,” and other similar expressions identify forward-looking statements. Forward-looking statements in this release and the accompanying earnings release tables include, and those made on the conference call may include, statements relating to Valero’s low-carbon fuels strategy, expected timing of completion, cost and performance of projects, future market and industry conditions, future operating and financial performance, future production and manufacturing ability and size, and management of future risks, among other matters. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of Valero’s control, such as legislative or political changes or developments, market dynamics, cyberattacks, weather events, and other matters affecting Valero’s operations or the demand for Valero’s products. These factors also include, but are not limited to, the uncertainties that remain with respect to current or contemplated legal, political or regulatory developments that are adverse to or restrict refining and marketing operations, or that impose profits, windfall or margin taxes or penalties, the Russia-Ukraine conflict, the impact of inflation on margins and costs, economic activity levels, and the adverse effects the foregoing may have on Valero’s business plan, strategy, operations and financial performance. For more information concerning these and other factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual report on Form 10-K, quarterly reports on Form 10‑Q, and other reports filed with the Securities and Exchange Commission and available on Valero’s website at www.valero.com.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include adjusted net income attributable to Valero stockholders, adjusted earnings per common share – assuming dilution, Refining margin, Renewable Diesel margin, Ethanol margin, adjusted Refining operating income, adjusted Ethanol operating income, adjusted net cash provided by operating activities, and capital investments attributable to Valero. These non-GAAP financial measures have been included to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of non-GAAP measures to their most directly comparable GAAP measures. Note (b) to the earnings release tables provides reasons for the use of these non-GAAP financial measures.

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Statement of income data
Revenues	$36,439	$38,542
Cost of sales:
Cost of materials and other	30,005	34,949
Operating expenses (excluding depreciation and amortization expense reflected below)	1,477	1,379
Depreciation and amortization expense	650	595
Total cost of sales	32,132	36,923
Other operating expenses	10	19
General and administrative expenses (excluding depreciation and amortization expense reflected below)	244	205
Depreciation and amortization expense	10	11
Operating income	4,043	1,384
Other income (expense), net (a)	129	(20)
Interest and debt expense, net of capitalized interest	(146)	(145)
Income before income tax expense	4,026	1,219
Income tax expense	880	252
Net income	3,146	967
Less: Net income attributable to noncontrolling interests	79	62
Net income attributable to Valero Energy Corporation stockholders	$3,067	$905

Earnings per common share	$8.30	$2.21
Weighted-average common shares outstanding (in millions)	369	408

Earnings per common share – assuming dilution	$8.29	$2.21
Weighted-average common shares outstanding – assuming dilution (in millions)	369	408

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 1

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Renewable Diesel	Ethanol	Corporate and Eliminations	Total
Three months ended March 31, 2023
Revenues:
Revenues from external customers	$34,407	$935	$1,097	$—	$36,439
Intersegment revenues	3	745	223	(971)	—
Total revenues	34,410	1,680	1,320	(971)	36,439
Cost of sales:
Cost of materials and other	28,510	1,331	1,131	(967)	30,005
Operating expenses (excluding depreciation and amortization expense reflected below)	1,261	86	130	—	1,477
Depreciation and amortization expense	572	58	20	—	650
Total cost of sales	30,343	1,475	1,281	(967)	32,132
Other operating expenses	10	—	—	—	10
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	244	244
Depreciation and amortization expense	—	—	—	10	10
Operating income by segment	$4,057	$205	$39	$(258)	$4,043

Three months ended March 31, 2022
Revenues:
Revenues from external customers	$36,813	$595	$1,134	$—	$38,542
Intersegment revenues	4	386	127	(517)	—
Total revenues	36,817	981	1,261	(517)	38,542
Cost of sales:
Cost of materials and other	33,606	755	1,104	(516)	34,949
Operating expenses (excluding depreciation and amortization expense reflected below)	1,193	51	135	—	1,379
Depreciation and amortization expense	549	26	20	—	595
Total cost of sales	35,348	832	1,259	(516)	36,923
Other operating expenses	18	—	1	—	19
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	205	205
Depreciation and amortization expense	—	—	—	11	11
Operating income by segment	$1,451	$149	$1	$(217)	$1,384

See Operating Highlights by Segment beginning on Table Page 6.
See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 2

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (b)
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Reconciliation of net income attributable to Valero Energy Corporation stockholders to adjusted net income attributable to Valero Energy Corporation stockholders
Net income attributable to Valero Energy Corporation stockholders	$3,067	$905
Adjustment:
Loss (gain) on early retirement of debt (a)	(11)	50
Income tax (benefit) expense related to loss (gain) on early retirement of debt	2	(11)
Loss (gain) on early retirement of debt, net of taxes	(9)	39
Adjusted net income attributable to Valero Energy Corporation stockholders	$3,058	$944

Reconciliation of earnings per common share – assuming dilution to adjusted earnings per common share – assuming dilution
Earnings per common share – assuming dilution	$8.29	$2.21
Adjustment: Loss (gain) on early retirement of debt (a)	(0.02)	0.10
Adjusted earnings per common share – assuming dilution	$8.27	$2.31

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 3

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (b)
(millions of dollars)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Reconciliation of operating income by segment to segment margin, and reconciliation of operating income by segment to adjusted operating income by segment
Refining segment
Refining operating income	$4,057	$1,451
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	1,261	1,193
Depreciation and amortization expense	572	549
Other operating expenses	10	18
Refining margin	$5,900	$3,211

Refining operating income	$4,057	$1,451
Adjustment: Other operating expenses	10	18
Adjusted Refining operating income	$4,067	$1,469

Renewable Diesel segment
Renewable Diesel operating income	$205	$149
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	86	51
Depreciation and amortization expense	58	26
Renewable Diesel margin	$349	$226

Ethanol segment
Ethanol operating income	$39	$1
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	130	135
Depreciation and amortization expense	20	20
Other operating expenses	—	1
Ethanol margin	$189	$157

Ethanol operating income	$39	$1
Adjustment: Other operating expenses	—	1
Adjusted Ethanol operating income	$39	$2

See Notes to Earnings Release Tables beginning on Table Page 15.
Table Page 4

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (b)
(millions of dollars)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Reconciliation of Refining segment operating income to Refining margin (by region), and reconciliation of Refining segment operating income to adjusted Refining segment operating income (by region) (c)
U.S. Gulf Coast region
Refining operating income	$2,667	$996
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	686	655
Depreciation and amortization expense	349	332
Other operating expenses	10	18
Refining margin	$3,712	$2,001

Refining operating income	$2,667	$996
Adjustment: Other operating expenses	10	18
Adjusted Refining operating income	$2,677	$1,014

U.S. Mid-Continent region
Refining operating income	$602	$142
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	194	172
Depreciation and amortization expense	82	81
Refining margin	$878	$395

North Atlantic region
Refining operating income	$629	$286
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	180	206
Depreciation and amortization expense	63	69
Refining margin	$872	$561

U.S. West Coast region
Refining operating income	$159	$27
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	201	160
Depreciation and amortization expense	78	67
Refining margin	$438	$254

See Notes to Earnings Release Tables beginning on Table Page 15.
Table Page 5

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	344	326
Medium/light sour crude oil	323	373
Sweet crude oil	1,489	1,423
Residuals	224	226
Other feedstocks	140	101
Total feedstocks	2,520	2,449
Blendstocks and other	410	351
Total throughput volumes	2,930	2,800

Yields (thousand barrels per day)
Gasolines and blendstocks	1,451	1,392
Distillates	1,099	1,027
Other products (d)	402	401
Total yields	2,952	2,820

Operating statistics (b) (e)
Refining margin (from Table Page 4)	$5,900	$3,211
Adjusted Refining operating income (from Table Page 4)	$4,067	$1,469
Throughput volumes (thousand barrels per day)	2,930	2,800

Refining margin per barrel of throughput	$22.37	$12.74
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.78	4.73
Depreciation and amortization expense per barrel of throughput	2.17	2.18
Adjusted Refining operating income per barrel of throughput	$15.42	$5.83

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 6

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RENEWABLE DIESEL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Operating statistics (b) (e)
Renewable Diesel margin (from Table Page 4)	$349	$226
Renewable Diesel operating income (from Table Page 4)	$205	$149
Sales volumes (thousand gallons per day)	2,988	1,738

Renewable Diesel margin per gallon of sales	$1.30	$1.45
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of sales	0.32	0.33
Depreciation and amortization expense per gallon of sales	0.22	0.16
Renewable Diesel operating income per gallon of sales	$0.76	$0.96

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 7

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Operating statistics (b) (e)
Ethanol margin (from Table Page 4)	$189	$157
Adjusted Ethanol operating income (from Table Page 4)	$39	$2
Production volumes (thousand gallons per day)	4,183	4,045

Ethanol margin per gallon of production	$0.50	$0.43
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of production	0.34	0.37
Depreciation and amortization expense per gallon of production	0.05	0.06
Adjusted Ethanol operating income per gallon of production	$0.11	$—

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 8

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Operating statistics by region (c)
U.S. Gulf Coast region (b) (e)
Refining margin (from Table Page 5)	$3,712	$2,001
Adjusted Refining operating income (from Table Page 5)	$2,677	$1,014
Throughput volumes (thousand barrels per day)	1,714	1,694

Refining margin per barrel of throughput	$24.06	$13.13
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.45	4.30
Depreciation and amortization expense per barrel of throughput	2.26	2.18
Adjusted Refining operating income per barrel of throughput	$17.35	$6.65

U.S. Mid-Continent region (b) (e)
Refining margin (from Table Page 5)	$878	$395
Refining operating income (from Table Page 5)	$602	$142
Throughput volumes (thousand barrels per day)	493	420

Refining margin per barrel of throughput	$19.77	$10.45
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.36	4.53
Depreciation and amortization expense per barrel of throughput	1.85	2.15
Refining operating income per barrel of throughput	$13.56	$3.77

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 9

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Operating statistics by region (c) (continued)
North Atlantic region (b) (e)
Refining margin (from Table Page 5)	$872	$561
Refining operating income (from Table Page 5)	$629	$286
Throughput volumes (thousand barrels per day)	464	484

Refining margin per barrel of throughput	$20.89	$12.87
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.32	4.73
Depreciation and amortization expense per barrel of throughput	1.52	1.57
Refining operating income per barrel of throughput	$15.05	$6.57

U.S. West Coast region (b) (e)
Refining margin (from Table Page 5)	$438	$254
Refining operating income (from Table Page 5)	$159	$27
Throughput volumes (thousand barrels per day)	259	202

Refining margin per barrel of throughput	$18.81	$13.97
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	8.61	8.79
Depreciation and amortization expense per barrel of throughput	3.35	3.72
Refining operating income per barrel of throughput	$6.85	$1.46

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 10

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended March 31,
	2023	2022
Refining
Feedstocks (dollars per barrel)
Brent crude oil	$82.20	$97.34
Brent less West Texas Intermediate (WTI) crude oil	6.09	2.88
Brent less WTI Houston crude oil	4.29	1.31
Brent less Dated Brent crude oil	0.92	(3.90)
Brent less Argus Sour Crude Index crude oil	8.41	4.93
Brent less Maya crude oil	19.39	8.50
Brent less Western Canadian Select Houston crude oil	17.36	9.65
WTI crude oil	76.11	94.46

Natural gas (dollars per million British Thermal Units)	2.25	4.32

Renewable volume obligation (RVO) (dollars per barrel) (f)	8.20	6.44

Product margins (RVO adjusted unless otherwise noted) (dollars per barrel)
U.S. Gulf Coast:
Conventional Blendstock of Oxygenate Blending (CBOB) gasoline less Brent	10.03	9.23
Ultra-low-sulfur (ULS) diesel less Brent	30.27	21.51
Propylene less Brent (not RVO adjusted)	(42.21)	(28.82)
U.S. Mid-Continent:
CBOB gasoline less WTI	17.70	9.58
ULS diesel less WTI	34.10	20.83
North Atlantic:
CBOB gasoline less Brent	11.32	11.24
ULS diesel less Brent	33.30	26.03
U.S. West Coast:
California Reformulated Gasoline Blendstock of Oxygenate Blending 87 gasoline less Brent	24.71	20.29
California Air Resources Board diesel less Brent	31.83	24.10

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 11

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended March 31,
	2023	2022
Renewable Diesel
New York Mercantile Exchange ULS diesel (dollars per gallon)	$2.93	$3.04
Biodiesel Renewable Identification Number (RIN) (dollars per RIN)	1.63	1.43
California Low-Carbon Fuel Standard carbon credit (dollars per metric ton)	65.68	138.63
U.S. Gulf Coast (USGC) used cooking oil (dollars per pound)	0.62	0.78
USGC distillers corn oil (dollars per pound)	0.63	0.77
USGC fancy bleachable tallow (dollars per pound)	0.60	0.71

Ethanol
Chicago Board of Trade corn (dollars per bushel)	6.60	6.70
New York Harbor ethanol (dollars per gallon)	2.30	2.39

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 12

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars)
(unaudited)

	March 31,	December 31,
	2023	2022
Balance sheet data
Current assets	$23,335	$24,133
Cash and cash equivalents included in current assets	5,521	4,862
Inventories included in current assets	7,455	6,752
Current liabilities	15,365	17,461
Valero Energy Corporation stockholders’ equity	24,977	23,561
Total equity	27,067	25,468
Debt and finance lease obligations:
Debt –
Current portion of debt (excluding variable interest entities (VIEs))	$167	$—
Debt, less current portion of debt (excluding VIEs)	8,018	8,380
Total debt (excluding VIEs)	8,185	8,380
Current portion of debt attributable to VIEs	840	861
Debt, less current portion of debt attributable to VIEs	12	—
Total debt attributable to VIEs	852	861
Total debt	9,037	9,241
Finance lease obligations –
Current portion of finance lease obligations (excluding VIEs)	186	184
Finance lease obligations, less current portion (excluding VIEs)	1,457	1,453
Total finance lease obligations (excluding VIEs)	1,643	1,637
Current portion of finance lease obligations attributable to VIEs	65	64
Finance lease obligations, less current portion attributable to VIEs	686	693
Total finance lease obligations attributable to VIEs	751	757
Total finance lease obligations	2,394	2,394
Total debt and finance lease obligations	$11,431	$11,635

	Three Months Ended March 31,
	2023	2022
Reconciliation of net cash provided by operating activities to adjusted net cash provided by operating activities (b)
Net cash provided by operating activities	$3,170	$588
Exclude:
Changes in current assets and current liabilities	(534)	(722)
Diamond Green Diesel LLC’s (DGD) adjusted net cash provided by operating activities attributable to the other joint venture member’s ownership interest in DGD	123	85
Adjusted net cash provided by operating activities	$3,581	$1,225

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 13

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Reconciliation of capital investments to capital investments attributable to Valero (b)
Capital expenditures (excluding VIEs)	$175	$152
Capital expenditures of VIEs:
DGD	90	219
Other VIEs	—	13
Deferred turnaround and catalyst cost expenditures (excluding VIEs)	235	453
Deferred turnaround and catalyst cost expenditures of DGD	24	6
Capital investments	524	843
Adjustments:
DGD’s capital investments attributable to the other joint venture member	(57)	(112)
Capital expenditures of other VIEs	—	(13)
Capital investments attributable to Valero	$467	$718

Dividends per common share	$1.02	$0.98

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 14

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES

(a)“Other income (expense), net” includes the following:
◦a net gain of $11 million in the three months ended March 31, 2023 related to the early retirement of approximately $199 million aggregate principal amount of various series of our senior notes; and

◦a charge of $50 million in the three months ended March 31, 2022 related to the early retirement of approximately $1.4 billion aggregate principal amount of various series of our senior notes.
(b)We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable GAAP measures, they provide improved comparability between periods after adjusting for certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes their utility.

Non-GAAP measures are as follows:

◦Adjusted net income attributable to Valero Energy Corporation stockholders is defined as net income attributable to Valero Energy Corporation stockholders excluding the loss (gain) on early retirement of debt and its related income tax effect. The loss (gain) on early retirement of debt (see note (a)) includes discounts, premiums, and other expenses recognized in connection with the early retirement of various series of our senior notes that are not associated with the ongoing costs of our borrowing and financing activities; therefore, we have excluded this item from adjusted net income attributable to Valero Energy Corporation stockholders. The income tax effect for the adjustment was calculated using a combined U.S. federal and state statutory rate of 22.5 percent.

◦Adjusted earnings per common share – assuming dilution is defined as adjusted net income attributable to Valero Energy Corporation stockholders divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.

◦Refining margin is defined as Refining segment operating income excluding operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe Refining margin is an important measure of our Refining segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.
◦Renewable Diesel margin is defined as Renewable Diesel segment operating income excluding operating expenses (excluding depreciation and amortization expense) and depreciation and amortization expense. We believe Renewable Diesel margin is an important measure of our Renewable Diesel segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦Ethanol margin is defined as Ethanol segment operating income excluding operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe Ethanol margin is an important measure of our Ethanol segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦Adjusted Refining operating income is defined as Refining segment operating income excluding other operating expenses. We believe adjusted Refining operating income is an important measure of our Refining segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

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VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
◦Adjusted Ethanol operating income is defined as Ethanol segment operating income excluding other operating expenses. We believe adjusted Ethanol operating income is an important measure of our Ethanol segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.
◦Adjusted net cash provided by operating activities is defined as net cash provided by operating activities excluding the items noted below. We believe adjusted net cash provided by operating activities is an important measure of our ongoing financial performance to better assess our ability to generate cash to fund our investing and financing activities. The basis for our belief with respect to each excluded item is provided below.

–Changes in current assets and current liabilities – Current assets net of current liabilities represents our operating liquidity. We believe that the change in our operating liquidity from period to period does not represent cash generated by our operations that is available to fund our investing and financing activities.

–DGD’s adjusted net cash provided by operating activities attributable to the other joint venture member’s ownership interest in DGD – We are a 50 percent joint venture member in DGD and we consolidate DGD’s financial statements. Our Renewable Diesel segment includes the operations of DGD and the associated activities to market its products. Because we consolidate DGD’s financial statements, all of DGD’s net cash provided by operating activities (or operating cash flow) is included in our consolidated net cash provided by operating activities.

DGD’s members use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Nevertheless, DGD’s operating cash flow is effectively attributable to each member and only 50 percent of DGD’s operating cash flow should be attributed to our net cash provided by operating activities. Therefore, we have adjusted our net cash provided by operating activities for the portion of DGD’s operating cash flow attributable to the other joint venture member’s ownership interest because we believe that it more accurately reflects the operating cash flow available to us to fund our investing and financing activities. The adjustment is calculated as follows (in millions):

	Three Months Ended March 31,
	2023	2022
DGD operating cash flow data
Net cash provided by (used in) operating activities	$(71)	$21
Exclude: Changes in current assets and current liabilities	(318)	(149)
Adjusted net cash provided by operating activities	247	170
Other joint venture member’s ownership interest	50%	50%
DGD’s adjusted net cash provided by operating activities attributable to the other joint venture member’s ownership interest in DGD	$123	$85

◦Capital investments attributable to Valero is defined as all capital expenditures and deferred turnaround and catalyst cost expenditures presented in our consolidated statements of cash flows, excluding the portion of DGD’s capital investments attributable to the other joint venture member and all of the capital expenditures of VIEs other than DGD.
DGD’s members use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Because DGD’s operating cash flow is effectively attributable to each member, only 50 percent of DGD’s capital investments should be attributed to our net share of total capital investments. We also exclude the capital expenditures of other VIEs that we consolidate because we do not operate those VIEs. We believe capital investments attributable to Valero is an important measure because it more accurately reflects our capital investments.

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VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
(c)The Refining segment regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(d)Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.
(e)Valero uses certain operating statistics (as noted below) in the earnings release tables and the accompanying earnings release to evaluate performance between comparable periods. Different companies may calculate them in different ways.

All per barrel of throughput, per gallon of sales, and per gallon of production amounts are calculated by dividing the associated dollar amount by the throughput volumes, sales volumes, and production volumes for the period, as applicable.

Throughput volumes, sales volumes, and production volumes are calculated by multiplying throughput volumes per day, sales volumes per day, and production volumes per day (as provided in the accompanying tables), respectively, by the number of days in the applicable period. We use throughput volumes, sales volumes, and production volumes for the Refining segment, Renewable Diesel segment, and Ethanol segment, respectively, due to their general use by others who operate facilities similar to those included in our segments. We believe the use of such volumes results in per unit amounts that are most representative of the product margins generated and the operating costs incurred as a result of our operation of those facilities.

(f)The RVO cost represents the average market cost on a per barrel basis to comply with the Renewable Fuel Standard program. The RVO cost is calculated by multiplying (i) the average market price during the applicable period for the RINs associated with each class of renewable fuel (i.e., biomass-based diesel, cellulosic biofuel, advanced biofuel, and total renewable fuel) by (ii) the quotas for the volume of each class of renewable fuel that must be blended into petroleum-based transportation fuels consumed in the U.S., as set or proposed by the U.S. Environmental Protection Agency, on a percentage basis for each class of renewable fuel.
Table Page 17